Exhibit 99.1

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

Intel Names Robert Swan CEO

SANTA CLARA, Calif., Jan. 31, 2019 – Intel Corporation (NASDAQ: INTC) today announced that its Board of Directors has named Robert (Bob) Swan Chief Executive Officer. Swan, 58, who has been serving as Intel’s interim CEO for seven months and as Chief Financial Officer since 2016, is the seventh CEO in Intel’s 50-year history. Swan has also been elected to Intel’s Board of Directors.

Todd Underwood, Vice President of Finance and Director of Intel’s Corporate Planning and Reporting, will assume the role of interim Chief Financial Officer as the company undertakes an internal and external search for a permanent CFO.

“As Intel continues to transform its business to capture more of a large and expanding opportunity that includes the data center, artificial intelligence and autonomous driving, while continuing to get value from the PC business, the Board concluded after a thorough search that Bob is the right leader to drive Intel into its next era of growth,” said Chairman Andy Bryant. “The search committee conducted a comprehensive evaluation of a wide range of internal and external candidates to identify the right leader at this critical juncture in Intel’s evolution. We considered many outstanding executives and we concluded the best choice is Bob. Important in the Board’s decision was the outstanding job Bob did as interim CEO for the past seven months, as reflected in Intel’s outstanding results in 2018. Bob’s performance, his knowledge of the business, his command of our growth strategy, and the respect he has earned from our customers, our owners, and his colleagues confirmed he is the right executive to lead Intel.”

“In my role as interim CEO, I’ve developed an even deeper understanding of Intel’s opportunities and challenges, our people and our customers,” Swan said. “When I was first named interim CEO, I was immediately focused on running the company and working with our customers. When the Board approached me to take on the role permanently, I jumped at the chance to lead this special company. This is an exciting time for Intel: 2018 was an outstanding year and we are in the midst of transforming the company to pursue our biggest market opportunity ever. I’m honored to have the chance to continue working alongside our Board, our leadership team, and our more than 107,000 superb employees as we take the company forward.”

Swan is a proven leader with a strong track record of success both within and outside of Intel. As interim CEO, Swan has managed the company’s operations in close collaboration with Intel’s senior leadership team. Swan has been Intel’s CFO since October 2016. In this role, he led the global finance, mergers and acquisitions, investor relations, IT and corporate strategy organizations. Prior to joining Intel, Swan served as

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an operating partner at General Atlantic LLC and served on Applied Materials’ Board of Directors. He previously spent nine years as CFO of eBay Inc. where he is currently a director. Earlier in his career, he was CFO of Electronic Data Systems Corp. and TRW Inc. He also served as CFO, COO and CEO of Webvan Group Inc. and began his career at General Electric, serving for 15 years in several senior finance roles.

About Intel

Intel (NASDAQ: INTC), a leader in the semiconductor industry, is shaping the data-centric future with computing and communications technology that is the foundation of the world’s innovations. The company’s engineering expertise is helping address the world’s greatest challenges as well as helping secure, power and connect billions of devices and the infrastructure of the smart, connected world – from the cloud to the network to the edge and everything in between. Find more information about Intel at newsroom.intel.com and intel.com.

Forward-Looking Statements

Statements in this press release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to total addressable market or market opportunity and anticipated trends in our businesses or the markets relevant to them, also identify forward-looking statements. All forward-looking statements included in this release are based on management’s expectations as of the date of this release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from the company’s expectations are set forth in Intel’s earnings release dated January 24, 2019, which is included as an exhibit to Intel’s Form 8-K furnished to the SEC on such date. Additional information regarding these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the company’s most recent reports on Forms 10-K and 10-Q. Copies of Intel’s Form 10-K, 10-Q and 8-K reports may be obtained by visiting our Investor Relations website at www.intc.com or the SEC’s website at www.sec.gov.

Intel and the Intel logo are trademarks of Intel Corporation in the United States and other countries.

*Other names and brands may be claimed as the property of others.

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CONTACTS: Cara Walker	Mark Henninger
Intel Media Relations	Intel Investor Relations
503-696-0831	408-653-9944
cara.walker@intel.com	mark.henninger@intel.com